UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 6, 2018

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Agreement

On September 6, 2018 (the “Closing Date”), APX Group, Inc. (“APX Group” or the “Borrower”), a wholly owned subsidiary of the registrant, APX Group Holdings, Inc. (the “Company” or “Holdings”), entered into a Credit Agreement (the “Term Loan Agreement”), among the Borrower, Holdings, the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent. The Term Loan Agreement provides for total term loan commitments of $810.0 million.

The net proceeds from the Term Loan Agreement will be used to redeem in full the entire $269.5 million outstanding aggregate principal amount of the Borrower’s 6.375% Senior Secured Notes due 2019 (the “2019 Notes”) and pay the related accrued interest and redemption premium, to repurchase approximately $250.7 million aggregate principal amount of the Borrower’s outstanding 8.75% Senior Notes due 2020 (the “2020 Notes”) in privately negotiated transactions, and to pay fees and expenses related to the Term Loan Agreement and the transactions described above. The remaining net proceeds will be used for general corporate purposes, including the repayment of outstanding borrowings under the Borrower’s revolving credit facility (the “Revolving Facility”).

Interest Rate

Borrowings under the Term Loan Agreement bear interest at a rate per annum equal to an applicable margin plus, at the Borrower’s option, either (1) the base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing. The applicable margin for base rate-based borrowings is 4.0% per annum and the applicable margin for LIBOR rate-based borrowings is 5.0% per annum

Amortization and Final Maturity

The Borrower is required to make quarterly amortization payments under the Term Loan Agreement in an amount equal to 0.25% of the aggregate principal amount of term loans outstanding on the Closing Date. The remaining principal amount outstanding under the term loan facility will be due and payable in full on (x) if the Springing Maturity Condition does not apply, March 31, 2024 and (y) if the Springing Maturity Condition does apply, either the Springing Maturity Date for 2020 Notes or the Springing Maturity Date for 2023 Notes, as applicable. The “Springing Maturity Condition” applies if either (i) on the Springing Maturity Date for 2020 Notes, an aggregate amount of 2020 Notes in excess of $275.0 million are either outstanding or have not been repaid or redeemed or (ii) on the Springing Maturity Date for 2023 Notes, an aggregate principal amount of the Borrower’s 7.625% Senior Unsecured Notes Due 2023 (the “2023 Notes”) in excess of $125.0 million are either outstanding or have not been repaid or redeemed. The “Springing Maturity Date for 2020 Notes” means the date that is 91 days before the maturity date with respect to the 2020 Notes and the “Springing Maturity Date for 2023 Notes means the date that is 91 days before the maturity date with respect to the 2023 Notes.

Guarantees and Security

Obligations under the Term Loan Agreement are unconditionally guaranteed by Holdings and each of the Borrower’s existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions for immaterial subsidiaries) and are secured by a perfected security interest in substantially all of the assets of the Borrower and the guarantors, in each case, now owned or later acquired, including a pledge of all of the Borrower’s capital stock, the capital stock of substantially all of the Borrower’s U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of certain of the Borrower’s foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Ranking

The collateral securing the obligations under the Term Loan Agreement, together with the Borrower’s outstanding indebtedness under the Revolving Facility, its secured notes and certain other future indebtedness and obligations permitted under the indentures governing the Borrower’s outstanding notes, the Term Loan Agreement and the Revolving Facility, are subject to first priority liens securing such indebtedness. However, under the terms of an existing intercreditor agreement, borrowings under the Revolving Facility and up to an additional $60.0 million of future “superpriority” borrowings under incremental facilities under either the Term Loan Agreement or the Revolving Facility will effectively rank ahead of the Borrower’s outstanding secured notes and the term loans under the Term Loan Agreement.

Certain Covenants and Events of Default

The Term Loan Agreement includes negative covenants that will, among other things and subject to certain significant exceptions, limit the ability of the Borrower and its restricted subsidiaries to:

•	incur indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of its subsidiaries;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

•	alter the business it conducts;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with its affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions.

The Term Loan Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the term loan facility will be entitled to take various actions, including the acceleration of amounts due under the term loan facility and all actions customarily permitted to be taken by a secured creditor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 6, 2018, APX Group redeemed in full the entire $269.5 million outstanding aggregate principal amount outstanding of its 2019 Notes at a redemption price equal to 101.594% of the principal amount of the 2019 Notes plus accrued and unpaid interest to, but not including, the redemption date.

In addition, on September 6, 2018, APX Group repurchased approximately $250.7 million aggregate principal amount of its 2020 notes in privately negotiated transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 6, 2018, among APX Group, Inc., APX Group Holdings, Inc., the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By: /s/ Dale Gerard
Name: Dale Gerard
Title: Senior Vice President of Finance and Treasurer

Date: September 6, 2018

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